Exhibit 10.8

EXECUTION VERSION

THIRD AMENDED AND RESTATED LIMITED PERFORMANCE GUARANTY

This THIRD AMENDED AND RESTATED LIMITED PERFORMANCE GUARANTY (this “Guaranty”), dated as of June 27, 2019 (the “Effective Date”), is made by SUNNOVA ENERGY CORPORATION, a Delaware corporation (the “Guarantor”), for the benefit of SUNNOVA EZ-OWN PORTFOLIO, LLC, a Delaware limited liability company (the “Borrower), and CREDIT SUISSE AG, NEW YORK BRANCH (the “Agent”), as agent under that certain Amended and Restated Credit Agreement, dated as of March 27, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, SLA Management, LLC (“Sunnova Management”), as manager (in such capacity, the “Manager”) and as servicer (in such capacity, the “Servicer”), Sunnova Asset Portfolio 7 Holdings, LLC, a Delaware limited liability company (“AP7 Holdings”), as seller (the “Seller” and together with Sunnova Management and the Guarantor, each a “Sunnova Party”), the Agent, the financial institutions that become parties thereto as lenders (the “Lenders”), Wells Fargo Bank, National Association, as paying agent, and U.S. Bank National Association, as custodian. Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

PRELIMINARY STATEMENT:

WHEREAS, the Guarantor is party to that certain Amended and Restated Pledge and Limited Performance Guaranty dated as of March 27, 2019 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Existing Guaranty”), among the Guarantor and AP7 Holdings, for the benefit of the Borrower and the Agent;

WHEREAS, pursuant to the Existing Guaranty, AP7 Holdings granted a security interest in (A) the Cash Collateral Account (as such term is defined in the Existing Guaranty) and (B) its equity interests in the Borrower to secure the performance and payment by it of the Seller Obligations (as such term is defined in the Existing Guaranty);

WHEREAS, the Borrower, AP7 Holdings and the Guarantor have requested that the Existing Guaranty be amended and restated as reflected herein, and the Agent has agreed to such amendment and restatement;

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain financial accommodations available to the Borrower pursuant to the terms and conditions thereof;

WHEREAS, in order to induce the Borrower, the Lenders and the Agent to enter into the Credit Agreement, the Guarantor entered into a Guaranty, pursuant to which the Guarantor agreed to guaranty (A) the performance and payment by Sunnova Management of its obligations, as Manager, under that certain Management Agreement, dated as of April 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Management Agreement”), by and among SPV, the Manager and the Agent, in its capacity as agent under the Credit Agreement, (B) the performance and payment by Sunnova Management of its obligations, as Servicer, under that certain Amended and Restated Servicing Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the

“Servicing Agreement”), by and among SPV, the Servicer, Wells Fargo Bank, National Association, as back-up servicer (in such capacity, the “Back-Up Servicer”) and the Agent, in its capacity as agent under the Credit Agreement and (C) the performance and payment by the Seller of all refund obligations for breaches of representations and warranties in respect of the Solar Loans (as defined in the Credit Agreement) and related Solar Assets (as defined in the Credit Agreement) pursuant to that certain Sale and Contribution Agreement, dated as of April 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale and Contribution Agreement”), by and between the Seller and SPV; and

WHEREAS, SPV is a wholly-owned subsidiary of AP7 Holdings, AP7 Holdings is a wholly-owned subsidiary of Sunnova Intermediate Holdings, LLC, a Delaware limited liability company (“Intermediate Holdings”), and Intermediate Holdings is a wholly-owned subsidiary of the Guarantor, and, as such, the Guarantor will benefit by virtue of the financial accommodations extended to the Borrower by the Lenders.

NOW, THEREFORE, in consideration of the premises and in order to induce the Borrower, the Lenders and the Agent to enter into the Credit Agreement, the Guarantor hereby agrees as follows:

SECTION 1. Unconditional Undertaking. (a) Limited Performance Guaranty. The Guarantor hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of the Borrower and the Agent to:

(i)

cause the due and punctual performance and observance by Sunnova Management and its successors and assigns of all terms, covenants, conditions, agreements, undertakings, indemnities, and other obligations to be performed or observed by Sunnova Management under the Servicing Agreement in accordance with the respective terms thereof (collectively, the “Servicer Obligations”),

(ii)

cause the due and punctual performance and observance by Sunnova Management and its successors and assigns of all terms, covenants, conditions, agreements, undertakings, indemnities, and other obligations to be performed or observed by Sunnova Management under the Management Agreement in accordance with the respective terms thereof (collectively, the “Manager Obligations”),

(iii)

cause the due and punctual performance and observance by the Seller and its successor and assigns of all indemnities for Indemnified Amounts (as defined in the Sale and Contribution Agreement) and all refund obligations for breaches of representations and warranties in respect of Solar Loans (as defined in the Credit Agreement) pursuant to the Sale and Contribution Agreement (the “Seller Obligations”);

(iv)

upon the receipt of notice by the Borrower, the Manager or the Agent of the existence of a Defective Solar Loan, within sixty (60) days of such notice, cure in all material respects the circumstance or condition which has caused such Solar Loan to become a Defective Solar Loan or pay the Refund Price in respect of Defective Solar Loan pursuant to and in accordance with the Sale and Contribution Agreement (the “Defect Cure Obligation” and together with the Servicer Obligations, the Manager Obligations and the Seller Obligations, the “Guarantied Obligations”);

(v)

pay any and all expenses (including reasonable and documented counsel fees and expenses) incurred by the Borrower or the Agent in enforcing their respective rights against Sunnova Management under the applicable Transaction Document (as defined in the Credit Agreement) and this Guaranty, in each case arising out of the Guarantied Obligations.

(b) If Sunnova Management fails in any manner whatsoever to perform or observe any of the Guarantied Obligations applicable to it when the same shall be required to be performed or observed under the applicable Transaction Document, after giving effect to any applicable grace or cure period thereunder, the Guarantor will itself, within three (3) Business Days of the earlier of (i) the Guarantor’s knowledge of such failure or (ii) demand from the Agent, duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Guarantied Obligations, and it shall not be a condition to the accrual of the obligation of the Guarantor hereunder to perform or observe any Guarantied Obligation (or to cause the same to be performed or observed) that the Borrower or the Agent shall have first made any request of or demand upon or given any notice to the Guarantor, any Sunnova Party, or any of their successors or assigns, or have instituted any action or proceeding against the Guarantor, any Sunnova Party, or their successors or assigns in respect thereof.

SECTION 2. Obligations Absolute. The Guarantor agrees that the Guarantied Obligations not performed by any other Sunnova Party will be performed by the Guarantor strictly in accordance with the terms of the applicable Transaction Document and this Guaranty. The obligations of the Guarantor under this Guaranty are independent of the Obligations under and as defined in the Credit Agreement (the “Borrower Obligations”), and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any other Sunnova Party, as applicable, or whether any other Sunnova Party, as applicable, is joined in any such action or actions. Except as provided in Section 9 hereof, to the maximum extent permitted by Applicable Law, the liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability against any Sunnova Party of any applicable Transaction Document, or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of performance of, or in any other term of, all or any of the Borrower Obligations, or any other amendment or waiver of or any consent to departure from any applicable Transaction Document;

(c) any taking, exchange, release or non-perfection of any collateral, or any taking, release, amendment or waiver of, or consent to departure from, any guaranty, for all or any of the Borrower Obligations;

(d) any manner of application of collateral, or proceeds thereof, to all or any of the Borrower Obligations (unless such application satisfies the Borrower Obligations in full (other than contingent liabilities for which no claim has been made or is known to Guarantor)), or any manner of sale or other disposition of any collateral or any other assets of Sunnova Management, or any of its Subsidiaries for all or any of the Obligations under the Credit Agreement;

(e) any change, restructuring, termination, or dissolution of the corporate structure or existence of any Sunnova Party or any of their Subsidiaries;

(f) any other circumstance that might otherwise constitute a legal or equitable discharge or defense available to, or a discharge of, any Sunnova Party, as applicable, or a guarantor;

(g) any attempt or the absence of any attempt by, or on behalf of, the Agent or any of the Lenders, to collect, or to take any other action to enforce, all or any part of the Borrower Obligations;

(h) the election of any remedy by, or on behalf of, the Agent or any of the Lenders, in any proceeding of the Borrower instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(i) any borrowing or grant of a security interest by the Borrower, as a debtor in possession, under Section 364 of the Bankruptcy Code;

(j) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Agent or any of the Lenders against the Borrower for repayment of all or any part of the Borrower Obligations, including any amount due hereunder;

(k) any invalidity, irregularity, avoidability, or unenforceability of all or any part of the Borrower Obligations or of any security therefor; or

(l) any actual or alleged fraud by any party (other than the Agent, the Back-Up Servicer, any Successor Servicer under the Servicing Agreement, any Successor Manager under the Management Agreement, or any of the Lenders).

In addition, this Guaranty may be revived and reinstated as further provided in Section 10 hereof.

SECTION 3. Waiver. (a) The Guarantor hereby waives promptness, diligence, notice of acceptance, presentments, demands for performance, protests and notices, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Borrower Obligations or other financial accommodations, and any other notice (except as specifically provided for in any applicable Transaction Document) with respect to any of the Borrower Obligations and this Guaranty and any requirement that the Borrower or the Agent protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any person or entity or any collateral. The Guarantor hereby waives notice of any Event of Default or Amortization Event under any of the Credit Agreements, any applicable Transaction Document. The Guarantor assumes all responsibility for being and keeping itself informed of each Sunnova Party’s financial, business and legal condition and ongoing compliance with the applicable Transaction Documents, the nature, scope, and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that neither the Agent nor any Secured Party shall have any duty to advise the Guarantor of information known to them regarding such circumstances or risks.

(b) The Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Agent or any other Secured Party to (i) proceed against any other Person, (ii) proceed against or exhaust any security held from the Guarantor or any other Person, or (iii) protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Person, or any collateral, or (iv) pursue any other remedy in any Secured Party’s power whatsoever. The Guarantor waives any defense based on or arising out of any defense of any other Person, based on or arising out of the disability any other Person, or the validity, legality, or unenforceability of the Borrower Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Guarantor other than payment of the Guarantied Obligations in full (other than contingent liabilities for which no claim has been asserted or is known to Guarantor). The Agent may, in accordance with the applicable Transaction Document, foreclose upon any Collateral held by the Agent by one or more judicial or nonjudicial sales or other dispositions or may exercise any other right or remedy the Agent or any other Secured Party may have against the Guarantor or any other Person, or any security, in each case, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent all Guarantied Obligations (other than contingent liabilities for which no claim has been asserted or is known to Guarantor) have been paid.

(c) To the fullest extent permitted by applicable law, the Guarantor hereby waives: (A) any right to assert against any Secured Party, any defense (legal or equitable), set-off, counterclaim, or claim which the Guarantor may now or at any time hereafter have against any Sunnova Party or any other party liable to any Secured Party arising out of, in connection with, or as a result of this Guaranty, the Transaction Documents or the transactions contemplated hereby or thereby; (B) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Borrower Obligations or the Transaction Documents or any security therefor; (C) any right or defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party including any defense based upon an impairment or elimination of the Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of the Guarantor against any other Sunnova Party or other guarantors or sureties; and (D) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Borrower Obligations or Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to the Guarantor’s liability hereunder.

(d) The Guarantor hereby agrees to subordinate any rights that it may now or hereafter acquire against any other Sunnova Party that arise from the existence, performance or enforcement of the Guarantor’s obligations under this Guaranty, including any right of reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any other Secured Party against the Guarantor, any other Sunnova Party or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, to the payment of all of the Guarantied Obligations (other than contingent liabilities for which no claim has been made or is known to Guarantor) in full.

(e) The Guarantor represents, warrants, and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by law.

SECTION 4. Subrogation. The Guarantor hereby agrees to subordinate any rights that it may acquire by way of subrogation under this Guaranty, by any performance hereunder or otherwise, to the payment of all of the Guarantied Obligations (other than contingent liabilities for which no claim has been made or is known to Guarantor) in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time prior to the performance in full of the Guarantied Obligations, such amount shall be held in trust for the benefit of the Borrower or the Agent, as the case may be, and shall forthwith be paid to the Borrower or the Agent, as the case may be, to be credited and applied to the Borrower Obligations, whether matured or unmatured, in accordance with the terms of the applicable Transaction Document, or to be held by the Borrower or the Agent as the case may be, as collateral security for any Guarantied Obligations thereafter existing. If all the Guarantied Obligations under this Guaranty shall be performed in full, the Borrower or the Agent, as the case may be, will, at the Guarantor’s request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor, as applicable, of any interest in the Guarantied Obligations resulting from such payment by the Guarantor.

SECTION 5. Representations and Warranties and Covenants. Effective on, and as of, the Effective Date, unless otherwise specifically set forth in the applicable representation or warranty, the Guarantor hereby represents, warrants and covenants that:

(a) Existence. The Guarantor (i) is, and at all times during the term of this Guaranty will be, an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has, and at all times during the term of this Guaranty will have, all requisite corporate or other power, and all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty or the business, operations, financial condition, or assets of the Guarantor, and (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty or the business, operations, financial condition, or assets of the Guarantor.

(b) Financial Condition. The Guarantor has heretofore furnished to the Borrower and the Agent, a copy of:

(i)

the consolidated balance sheet of the Guarantor and its consolidated subsidiaries for the fiscal year ended December 31, 2018, and the related consolidated statements of operations and of cash flows for the Guarantor and its consolidated subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon by PricewaterhouseCoopers LLP; and

(ii)

the unaudited consolidated balance sheet of the Guarantor and its consolidated subsidiaries for the fiscal quarter of the Guarantor ended March 31, 2019 setting forth the related unaudited interim consolidated statements of operations for such fiscal quarter and cash flows for such period for the Guarantor and its consolidated subsidiaries.

All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Guarantor and its subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 2018, through the date of this Guaranty, there has been no material adverse change in the consolidated business, operations or financial condition of the Guarantor and its consolidated subsidiaries, as applicable, taken as a whole from that set forth in said financial statements.

(c) Litigation. Other than the actions, suits, arbitrations or litigation disclosed in the Guarantor’s quarterly or annual financial statements, there are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened in writing) or other legal or arbitrable proceedings affecting the Guarantor or any of its Affiliates or affecting any of the property of any of them before any Governmental Authority (i) that questions or challenges the validity or enforceability of this Guaranty or any action to be taken in connection with the transactions contemplated hereby or (ii) which, individually or in the aggregate, if adversely determined, would reasonably be likely to have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty or the business, operations, financial condition, or assets of the Guarantor.

(d) No Breach. Neither (i) the execution and delivery of this Guaranty nor (ii) the consummation of the transactions herein contemplated in compliance with the terms and provisions hereof will conflict with or result in a breach of the charter, by-laws of the Guarantor, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which the Guarantor is a party or by which any of its property is bound or to which it is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien upon any property of the Guarantor or any of its subsidiaries pursuant to the terms of any such agreement or instrument.

(e) No Defaults or Violations. The Guarantor is not in default under any material agreement, contract or instrument, as applicable, to which the Guarantor is a party or by which it is or its properties are bound, or subject to or in violation of any statute or of any order or regulation of any court, administrative agency, arbitrator or governmental body that would have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty or the business, operations, financial condition, or assets of the Guarantor; and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or such a violation of any statute or of any order or regulation of any court, administrative agency, arbitrator or governmental body.

(f) Action. The Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations hereunder; the execution, delivery and performance by the Guarantor of this Guaranty has been duly authorized by all necessary corporate or other action on its part and this Guaranty has been duly and validly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights and by general principles of equity.

(g) Licenses. The Guarantor holds, and at all times during the term of this Guaranty will hold, all material licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit which individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability to perform its obligations under this Guaranty or any other documents or transactions contemplated hereunder.

(h) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by the Guarantor hereunder or for the legality, validity or enforceability hereof.

(i) Conditions Precedent. There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(j) Ownership. Effective on the Restatement Date, (i) the Guarantor is the legal and beneficial owner of all of the outstanding equity interest in Sunnova Management and (ii) AP7 Holdings is the legal and beneficial owner of all of the outstanding equity interest in the Borrower.

(k) Taxes. The Guarantor and its subsidiaries have filed all U.S. federal income tax returns and all other material tax returns that are required to be filed by them and have paid, or have made provision for the payment of, all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Guarantor and its subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Guarantor, adequate.

(l) Foreign Taxes. Neither the Guarantor nor any Sunnova Party is aware of any Host Customer under a Solar Service Agreement who has withheld any portion of its payment due under such Solar Service Agreement because of the requirements of a foreign taxing authority, and no foreign taxing authority has contacted the Guarantor or any Sunnova Party concerning a withholding or other tax liability.

(m) Investment Company Act. The Guarantor is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the 1940 Act.

(n) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Guarantor to the Borrower and the Agent in connection with the negotiation, preparation or delivery of this Guaranty or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Guarantor to the Borrower and the Agent in connection with this Guaranty and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

(o) ERISA. As of the Effective Date and at all times during the term of this Guaranty, (i) each “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA, that is sponsored, maintained, or contributed to by the Guarantor or its subsidiaries, other than any such plan that is a “multiemployer plan,” as such term is defined in Section 3(37) of ERISA, (a “Sunnova Pension Plan”) and, to the knowledge of the Guarantor, each “employee welfare benefit plan,” as such term is defined in Section 3(1) of ERISA, that is sponsored, maintained or contributed to by the Guarantor or its subsidiaries, is and will be in compliance in all material respects with, and has been and will be administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or state law; (ii) with respect to any Sunnova Pension Plan that is subject to Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any plan year beginning prior to January 1, 2008, and with respect to any plan year beginning after December 31, 2007, no unpaid “minimum required contribution” (as defined in Section 430 of the Code or Section 303 of ERISA), whether or not waived, exists and, to the knowledge of the Guarantor, no event has occurred or circumstance exists that may result in an unpaid minimum required contribution as of the last day of the current plan year of any such plan; and (iii) the Guarantor and each of its Commonly Controlled Affiliates (as defined below) has made and will make substantially all contributions required under each “multiemployer plan,” as such term is defined in Section 3(37)

of ERISA, to which the Guarantor or any of its Commonly Controlled Affiliates is obligated to contribute (a “Sunnova Multiemployer Plan”) and any required contribution that has not been paid would not, individually or in the aggregate, have a material adverse effect. As of the Effective Date, neither the Guarantor nor any of its Commonly Controlled Affiliates has been notified by the sponsor of a Sunnova Multiemployer Plan that such Sunnova Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, except where such reorganization or termination would not have a material adverse effect. After the Effective Date and at all times during the term of this Guaranty, the aggregate outstanding liability of the Guarantor and its Commonly Controlled Affiliates for any partial or complete withdrawal from any Sunnova Multiemployer Plan collectively does not exceed $10 million, and, to the knowledge of the Guarantor, no event has occurred or circumstance exists that presents a risk that the aggregate outstanding liability of the Guarantor and its Commonly Controlled Affiliates for any partial or complete withdrawal from any Sunnova Multiemployer Plan could collectively exceed $10 million at any time during the term of this Guaranty. For purposes of this Section 5(o), “Commonly Controlled Affiliates” means those direct or indirect affiliates of the Guarantor that would be considered a single employer with the Guarantor under Section 414(b), (c), (m), or (o) of the Code.

(p) Rank of Obligations. Its obligations under this Guaranty do rank and will rank at least pari passu in priority of payment and in all other respects with all of its unsecured indebtedness.

(q) Financial Reporting. The Guarantor shall furnish or cause to be furnished to the Borrower and the Agent:

(i)

Annual Reporting. Within one hundred eighty (180) days after the close of each fiscal year of the Guarantor, the unqualified audited financial statements for such fiscal year that shall include the consolidated balance sheet of the Guarantor and its consolidated subsidiaries, as of the end of such fiscal year, the related consolidated statements of income, of stockholders’ equity and of cash flows for such fiscal year, in each case, setting forth comparative figures for the preceding fiscal year, and, beginning with the fiscal year ending December 31, 2018, the assets and liabilities of the Borrower as of the end of such fiscal year presented in a note or schedule to such financial statements of the Guarantor, and in each case prepared in accordance with GAAP and audited by a Nationally Recognized Accounting Firm selected by the Guarantor; and

(ii)

Quarterly Reporting. Within sixty (60) days after the end of each of its fiscal quarters, the unaudited consolidated balance sheets and income statements for such fiscal quarter on a year-to-date basis for the Guarantor and its consolidated subsidiaries.

(r) Financial Covenants. As of the Effective Date and at all times during the term of this Guaranty, the following shall be true (collectively, the “Financial Covenants”):

(i)

the Guarantor shall have and maintain as of the last day of each fiscal quarter ending after the Effective Date a Tangible Net Worth (as defined below) of at least the sum of (A) fifty percent (50%) of all positive quarterly net income (as determined in accordance with GAAP) earned for each fiscal quarter ending after the Closing Date as of such date plus (B) $185,000,000;

(ii)

the Guarantor shall have and maintain as of the last day of each fiscal quarter ending after the Effective Date, Working Capital (as defined below) available to it in an amount at least equal to $20,000,000; provided, however, that from the date hereof through August 31, 2019, the Guarantor shall only be required to have and maintain, as of the last day of each fiscal quarter ending during such period, Working Capital available to it in an amount at least equal to $5,000,000; and

(iii)	no distribution with respect to the equity of the Guarantor shall be funded with the proceeds (directly or indirectly) of Advances made on the Closing Date under the Credit Agreement;

provided that for purposes of determining compliance with the Financial Covenants in this Section 5(r), on or prior to the date that is fifteen (15) Business Days after the date on which it is determined that the Guarantor is not in compliance with any Financial Covenant (the “Equity Cure Period”), the Guarantor’s equity holders or any of their Affiliates shall have the right to make and fund an equity investment in the Guarantor in cash during such Equity Cure Period, and such cash, if so designated by the Guarantor, shall be included as unrestricted cash for purposes of calculating (a) “Tangible Net Worth” in clause (i) above, and (b) to the extent such amounts do not reduce undrawn capacity under equity or debt facilities included in the calculation, “Working Capital” in clause (ii) above (each such investment of cash, an “Equity Cure”); provided, further, that any actions taken by or with respect to the Guarantor during the Equity Cure Period in an effort to have the Guarantor comply with the Financial Covenants shall be promptly communicated to the Agent in writing and no more than (A) one (1) Equity Cure shall be permitted during each calendar year and (B) two (2) Equity Cures shall be permitted during the term of Agreement, without advance notice to and consent of the Agent; provided, further, that so long as the Guarantor has delivered prior written notice to the Agent of its intention to exercise an Equity Cure, during the Equity Cure Period no Amortization Event as defined in the Credit Agreement shall be deemed to have occurred and neither the Agent nor any Lender shall exercise any rights or remedies under or arising out of this Section 5(r) or any other Transaction Document on the basis of any failure to comply with those Financial Covenants as to which notice of intent to exercise an Equity Cure has been delivered; provided, further, that if the Guarantor’s non-compliance with the Financial Covenants is cured by a permitted Equity Cure made within the Equity Cure Period, no Amortization Event as defined in the Credit Agreement shall be deemed to have occurred.

For purposes of this Section 5(r), the following terms shall have the meanings set forth below:

“Mezzanine Facility” shall mean (i) that certain Indenture dated as of April 24, 2017, as amended, restated, supplemented or otherwise modified from time to time (the “SEC Indenture”), between the Guarantor and Wilmington Trust, National Association, as trustee and collateral trustee, and (ii) any indebtedness incurred by the Guarantor under any mezzanine financing facility or private high yield notes issuance, the proceeds of which are used to refinance in full the obligations under the SEC Indenture and otherwise for working capital purposes; provided that the Guarantor shall deliver prior written notice of its intention to enter into such facility or issue such notes not later than ten (10) days prior to the closing of such facility or issuance of such notes.

“Tangible Net Worth” shall mean the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of the Guarantor, less all assets that are considered to be intangible assets under GAAP (including customer lists, goodwill, internal use software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs of the Guarantor) less “Total Liabilities” in a consolidated balance sheet of the Guarantor as reported in each set of quarterly financial statements delivered pursuant to Section 5(q)(ii) above; provided that the amount calculated in Section 5(r)(i) above and the term “Total Liabilities” shall carve out from the calculation thereof an aggregate principal amount of up to $50,000,000 then outstanding under any Mezzanine Facility as reported in each set of quarterly financial statements delivered pursuant to Section 5(q)(ii) above.

“Working Capital” shall mean, as of any date, the cumulative amount of unrestricted cash and undrawn capacity under any equity or debt financing arrangement of the Guarantor or any Subsidiary of the Guarantor which is available (taking into account the ability of Guarantor or its applicable Subsidiary to satisfy any conditions to such availability as demonstrated to the reasonable satisfaction of the Agent) to pay for the Guarantor’s selling, asset origination and general and administrative expenses. For the avoidance of doubt, Working Capital shall include any undrawn capacity available (taking into account the ability of Guarantor or its applicable Subsidiary to satisfy any conditions to such availability as demonstrated to the reasonable satisfaction of the Agent) for the Guarantor’s general and administrative purposes under any other equity or debt financing arrangement of the Guarantor or any Subsidiary.

SECTION 6. Amendments to Guaranty. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor here from, shall in any event be effective unless the same shall be in writing and signed by the Guarantor (only with respect to amendments), the Borrower and the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7. Addresses for Notices. All notices and other communications hereunder shall be in writing (which shall include facsimile communication), shall be personally delivered, express couriered, electronically transmitted (in which case a hard copy shall also be sent by regular mail) or mailed by registered or certified mail, if to the Borrower, at the address set forth under the Borrower’s name on the signature page hereof, if to the Agent, at the address set forth under its name on the signature page hereof and, if to the Guarantor, at the address set forth under its name on the signature page hereof, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Notices and communications by facsimile shall be effective when sent, and notices and communications sent by other means shall be effective when received.

SECTION 8. No Waiver; Remedies. No failure on the part of the Borrower or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9. Continuing Guaranty. This Guaranty is a continuing agreement and shall, to the maximum extent permitted by Applicable Law:

(a) remain in full force and effect until the performance in full of the Guarantied Obligations (other than contingent liabilities for which no claim has been asserted or is known to Guarantor);

(b) be binding upon the Guarantor, its successors and assigns; and

(c) inure to the benefit of, and be enforceable by, the Borrower, the Agent and their successors and assigns.

Notwithstanding anything contained in this Section 9 to the contrary, it is specifically agreed and is a condition of and inducement to the Guarantor to enter into this Guaranty, that all Servicer Obligations, Manager Obligations, as applicable, and performances, liabilities and duties of the Guarantor with respect to Sunnova Management as the Servicer, or Sunnova Management as the Manager, as applicable, and the provisions of the Servicing Agreement and the Management Agreement applicable to Sunnova Management as the Servicer, or Sunnova Management as the Manager, as applicable, shall cease, terminate and be of no further force or effect immediately upon (x) the termination or the resignation of Sunnova Management as the Servicer or Sunnova Management as the Manager, as applicable, and (y) the appointment of the Back-up Servicer, any Successor Servicer (as defined in the Servicing Agreement) or any Successor Manager (as defined in the Management Agreement), as applicable; provided that such termination shall not relieve the Guarantor from any liability for Guarantied Obligations that accrued prior to or that are based on any act, omission or other event that occurred prior to the date of such termination or resignation and appointment.

SECTION 10. Revival and Reinstatement. If the incurrence or payment of the Guarantied Obligations or the obligations of the Guarantor under this Guaranty by the Guarantor or the transfer by the Guarantor to the Agent of any property of the Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if any Secured Party is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that any

Secured Party is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of the Secured Party related thereto, the liability of the Guarantor automatically shall be revived, reinstated, and restored and shall exist as though, in the case of a Voidable Transfer, such Voidable Transfer had never been made.

SECTION 11. Release of Guarantor. In the event that (a) the Guarantor ceases to control (within the meaning of the Securities Act) Sunnova Management and the Borrowers, (b) a Servicer Termination Event or a Manager Termination Event has not occurred, (c) the new controlling person has agreed to assume the obligations of the Guarantor hereunder, (d) the Guarantor shall have received the written consent of the Administrative Agent, and (e) the Guarantor and such new controlling person shall have executed documents and provided opinions of counsel reasonably requested by the Administrative Agent, then the Guarantor shall be permitted to assign its obligations hereunder to such new controlling person, and upon such assignment, this Guaranty shall terminate with respect to the Guarantor and the Guarantor shall be released from its obligations hereunder without the necessity of any further action of the parties to this Guaranty.

SECTION 12. GOVERNING LAW. THIS GUARANTY SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

SECTION 13. JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK (NEW YORK COUNTY) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

SECTION 14. WAIVER OF JURY TRIAL. ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT

THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS GUARANTY.

SECTION 15. No Proceeding; Effects of Bankruptcy. The Guarantor hereby agrees that it will not, directly or indirectly, institute or cause to be instituted, or join any Person in instituting, against the Borrower, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law so long as there shall not have elapsed one year plus one day after payment in full of the Borrower Obligations (other than contingent liabilities for which no claim has been made or is known to Guarantor). To the extent permitted by law, this Guaranty shall survive the occurrence of any bankruptcy with respect to any Sunnova Party, the Borrower or any other Person. To the extent permitted by law, no automatic stay under the Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Sunnova Party or the Borrower is subject shall postpone the obligations of the Guarantor under this Guaranty.

SECTION 16. Counterparts. This Guaranty may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Guaranty by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.

SECTION 17. Amendment and Restatement. This Guaranty amends and restates the Existing Guaranty in all respects.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SUNNOVA ENERGY CORPORATION

By:	/s/ Christopher Smith
Name: Christopher Smith
Title: Senior Vice President, Head of
Finance and Treasurer
Address: 20 Greenway Plaza
Suite 475
Houston, TX 77046

Signature Page to Third Amended and Restated Limited Performance Guaranty

Acknowledged and Agreed:

SUNNOVA EZ-OWN PORTFOLIO, LLC, as Borrower

By:	/s/ Christopher Smith
Name: Christopher Smith
Title: Senior Vice President, Head of Finance and Treasurer
Address: 20 Greenway Plaza
Suite 475
Houston, TX 77046

Signature Page to Third Amended and Restated Limited Performance Guaranty

CREDIT SUISSE AG, NEW YORK BRANCH,
as Agent

By:	/s/ Patrick Duggan
Name: Patrick Duggan
Title: Vice President

By:	/s/ Jeffrey Traola
Name: Jeffrey Traola
Title: Director

Address: 11 Madison Avenue, 4th Floor
New York, NY 10010
Attention: Asset Finance

Signature Page to Third Amended and Restated Limited Performance Guaranty